Exhibit 10.5 Agreement is entered into between Medivisor, Inc. and American Italian Cancer Foundation

                                   MEDIVISOR
                       accelerating medical communication

PROPOSAL: AMERICAN ITALIAN CANCER FOUNDATION

Medivisor will provide the following services as related to the 2nd International Conference on Cancer on the Internet.

The conference will take place September 13-14, 2004 at Rockefeller University located in New York City. It is understood that the conference facility will provide access to the conference venue and a high speed internet connection throughout the time of the conference and at least one day prior.

Medivisor will provide a high quality live internet broadcast of the general sessions of the conference over the two day conference. As related to this Medivisor will:

o Provide one full time technician to be present throughout the conference to coordinate and facilitate the broadcast. The technician will trouble shoot any problematic situations that may develop.

o        Provide bandwidth for the broadcast.

o Provide all hardware to facilitate the broadcast including but not limited to high quality video cameras, audio hookup, computers, cabling and broadcast support equipment.

o Provide and host a custom designed web page on which the presentation will be presented.

o Provide key codes for authorized viewers to use for logging in to the presentation.

o        Provide a database of all users that signed on to view presentation.

o Provide capabilities for downloading from website a registration form that will be printed by the participant, filled out and mailed or faxed to AICF for processing.

o Provided a customized (or existing format) email announcement/invitation to the conference.

o Provide "opt-in" email list of prospective attendees. Email list will target the following groups: General Oncologists, Radiation Oncologists, Hematologists, Cancer Researchers, Primary Care Specialists, Health Reporters, cancer patients and family members as well as any list supplied by conference organizers. Minimal email count will be 5000.

o        Provide, implement and facilitate emailing to the above prospects.

o        Provide tracking analysis of email campaign.

o Provide links to conference page and other links as desired by sponsors.

o        Attempt to obtain sponsorship programs for attendees.


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o        Supply, in cd format, a copy of general sessions to internet subscribed viewers. Medivisor will provide additional copies (as many as needed) of the cd to AICF at wholesale cost.

o As a requested additional option online participants will be able to submit real-time questions or comments to a conference moderator during the general sessions.

o The fee for completion of this project will be $22,650. Medivisor will underwrite $16,000 of its fee as a sponsor of the conference. Medivisor will be listed as a corporate sponsor and will be identified in all conference literature as such with it's printed logo and tag line. Medivisor will be recognized at the conference as are other sponsors. Medivisor will recoup some sponsorship funding by receiving 60% of the funds obtained from their marketing efforts via email for paid registrations for the conference web cast.

o THE TOTAL FEE DUE FROM AICF TO MEDIVISOR IS $6650. This is payable as follows: $3150 at signing of this proposal, $1500 one week prior to conference (by September 6, 2004), $1000 on completion of webcast (due by September 16, 2004) final $1000 due upon mailing of cds to web participants.

o ACIF will have the opportunity to cancel this project on September 1, 2004 if there have been less than 50 subscribers to the webcast. If this option is exercised all funds paid to date will be considered payment to Medivisor for work and expenses completed or expended to that point.


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Esther R. Dyer                               Date
Executive Director
American Italian Cancer Foundation


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Dino Luzzi                                   Date
President
Medivisor, Inc.


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